Exhibit 99.2

PharmAthene, Inc

Unaudited Condensed Combined Pro Forma Financial Statements

The statements contained in this section may be deemed to be forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended, and Section 27A of the Securities Act of 1933, as amended. Such statements are intended to be covered by the safe harbor to “forward-looking statements” provided by the Private Securities Litigation Reform Act of 1995. Forward-looking statements are typically identified by the words "believe," "expect," "anticipate," "intend," "estimate," "plan,"

"potential," "continue" or similar expressions and relate to, among other things, the ability of the Company to achieve milestones or to create value for its stockholders. Forward-looking statements also include the assumptions underlying or relating to any of the foregoing statements. Such forward-looking statements are based upon current expectations or beliefs of management and are subject to a number of factors and uncertainties that could cause actual results to differ materially from those described in the forward-looking statements including, but not limited to, risks associated with obtaining regulatory approvals, unforeseen technical difficulties, dependencies on certain customers or products, market acceptance and competition, ability to receive grant and contract revenue and procurement funding, ability to identify any additional strategic acquisitions or other opportunities to accelerate growth, cash at the end of the year, as well as other risks described in the Company's filings with the Securities and Exchange Commission, in conference calls and in other communications. Neither PharmAthene nor Avecia undertakes any obligation to update publicly or revise any forward-looking statements.

The unaudited condensed combined pro forma balance sheet is presented to give effect to the acquisition of Avecia Vaccines as if it had occurred on December 31, 2007. The unaudited condensed combined pro forma statement of income is presented to give effect to the acquisition of Avecia Vaccines as if it had occurred on January 1, 2007. This pro forma information is based on, and should be read in conjunction with, the historical financial statements of PharmAthene for the year ended December 31, 2007, included in our Annual Report on Form 10-K filed on March 31, 2008, and the historical financial statements of Avecia Vaccines for the year ended December 31, 2007, which are included elsewhere in this Form 8-K/A, in each case including the related notes thereto. We have not adjusted the historical financial statements for the year ended December 31, 2007 of either PharmAthene or Avecia Vaccines for any costs recognized during the year that may be considered to be nonrecurring.

The unaudited condensed combined pro forma balance sheet combines information from the audited historical consolidated balance sheet of PharmAthene as of December 31, 2007 and historical balance sheet information of Avecia Vaccines as of December 31, 2007 converted into U.S. GAAP (the “U.S. GAAP historical Avecia Vaccines balance sheet information”). The unaudited condensed combined pro forma statement of income for the year ended December 31, 2007 combines information from the audited historical consolidated statement of operations of PharmAthene for the year ended December 31, 2007, and historical income statement information of Avecia Vaccines for the year ended December 31, 2007 converted into U.S. GAAP (the “U.S. GAAP historical Avecia Vaccines income statement information”).

The U.S. GAAP historical Avecia Vaccines balance sheet information included in the unaudited condensed combined pro forma financial statements was derived from Avecia Vaccines’ audited balance sheet as of December 31, 2007, prepared in accordance with International Financial Reporting Standards as issued by the International Accounting Standards Board (“IFRS”). The historical balance sheet information was converted to U.S. GAAP and translated into U.S. dollars using an exchange rate of £1 = U.S. $1.99730, which was the closing exchange rate with the Federal Reserve Bank of New York on December 31, 2007. Certain amounts in the U.S. GAAP historical Avecia Vaccines balance sheet information were reclassified to be consistent with PharmAthene’s balance sheet presentation. The U.S. GAAP historical Avecia Vaccines income statement information included in the unaudited condensed combined pro forma financial statements was derived from Avecia Vaccines’ audited income statement for the year ended December 31, 2007, prepared in accordance with IFRS. The historical income statement information was converted to U.S. GAAP and translated into U.S. dollars using an exchange rate of £1 = U.S. $2.00181, which was the average closing exchange rate with the Federal Reserve Bank of New York for 2007. Certain amounts in the U.S. GAAP Avecia Vaccines historical income statement information were reclassified to be consistent with PharmAthene’s income statement presentation.   There were no IFRS to U.S. GAAP differences.

The allocation of the preliminary purchase price as reflected in these condensed combined pro forma financial statements has been based upon preliminary estimates of the total purchase price paid to Avecia by PharmAthene and preliminary estimates of the fair value of Avecia Vaccines’ assets acquired and liabilities assumed as of the date of the acquisition. Management is currently assessing the fair values of in-process research and development, tangible and intangible assets acquired and liabilities assumed. This preliminary allocation of the purchase price is dependent upon certain estimates and assumptions including but not limited to determining the timing and estimated costs to complete the in-process research and development projects, estimating future cash flows, and developing appropriate discount rates. The fair value estimates for the purchase price allocation are preliminary and have been made solely for the purpose of developing such pro forma condensed combined financial statements.

A final determination of the fair value of Avecia Vaccines in-process research and development and tangible and intangible assets acquired and liabilities assumed will be based on valuations of the actual net tangible and intangible assets of Avecia Vaccines and on-going research and development projects that existed as of the date of the acquisition, and such valuations could change significantly upon the completion of further analyses and asset valuations from those used in the unaudited condensed combined pro forma financial statements presented below. The final valuation is expected to be completed as soon as practicable but no later than August 14, 2008.

The unaudited condensed combined pro forma financial statements were prepared using the assumptions described below and in the related notes. Historical financial information has been adjusted to give effect to pro forma events that are 1) directly attributable to the Acquisition, 2) factually supportable, and 3) with respect to the statement of income, expected to have a continuing impact on the combined results. The unaudited condensed combined pro forma financial statements do not include liabilities resulting from acquisition planning, nor do they include certain cost savings or operating synergies (or costs associated with realizing such savings or synergies) that may result from the Acquisition. Amounts preliminarily allocated to acquired in-process research and development may significantly increase or decrease and amounts allocated to intangible assets with finite lives may increase or decrease significantly, which could result in a material increase or decrease in amortization expense related to acquired intangible assets from that which is estimated in these unaudited condensed combined pro forma financial statements. Therefore, the actual amounts recorded may differ materially from the information presented in the accompanying unaudited condensed combined pro forma financial statements.

The unaudited condensed combined pro forma financial statements are provided for illustrative purposes only. They do not purport to represent what PharmAthene’s consolidated results of operations and financial position would have been had the transaction actually occurred as of the dates indicated, and they do not purport to project PharmAthene’s future consolidated results of operations or financial position.

Unaudited Condensed Combined Pro Forma Balance Sheet
As of December 31, 2007

(in 000’s)

	Historical PharmAthene	Historical Avecia	Pro Forma Adjustments		Pro Forma Combined
Cash and cash equivalents	$40,583	$—	$(28,250)	A	$12,333
Restricted cash	—	—	5,000	B	5,000
Short term investments	12,154	—			12,154
Accounts receivable, net	5,246	4,809	(1,448)	C	8,607
Prepaid expenses	477	—	—		477
Other assets	15	—	—		15

Total current assets	58,475	4,809	(24,698)		38,586
Long tern restricted cash			13,250	B	13,250
Property and equipment, net	6,571	1,536	(1,367)	E	6,740
Patents, net	1,313	—	1,500	D	2,813
Goodwill	—	—	2,000	D	2,000
Other long term assets	184	34	(34)	I	184
Deferred costs	68	—	—		68
Total assets	$66,611	$6,379	$(9,349)		$63,641

Current liabilities:
Accounts payable	$1,394	$2,247	$—		$3,641
Accrued expenses and other current liabilities	3,603	58	1,564	F	5,225
Deferred revenue	—	1,344	—		1,344
Deferred consideration	—	—	7,000	G	7,000
Current portion of long term debt	4,000	—	—		4,000
Total current liabilities	8,997	3,649	8,564		21,210
Other long term liabilities	374	—	—		374
Long term debt	16,668	—	—		16,668
Total liabilities	26,039	3,649	8,564		38,252
Common stock – $0.0001 par value; authorized 100,000,000 shares; 22,138,723 and 22,087,121 shares issued and outstanding, respectively, at December 31, 2007	2				2
Additional paid-in capital	126,491	—	—		126,491
Accumulated other comprehensive loss	1,482	—	—		1,482
Retained earnings / (Accumulated deficit)	(87,403)	2,730	(17,913)	H	(102,586)
Total stockholders’ equity	40,572	2,730	(17,913)		25,389
Total liabilities and stockholders’ equity	$66,611	6,379	$(9,349)		$63,641

See accompanying notes to unaudited pro forma condensed combined financial statements.

Unaudited Condensed Combined Pro Forma Statement of Operations
For the Year Ended December 31, 2007

(in 000’s)

	Historical PharmAthene	Historical Avecia	Pro Forma Adjustments		Pro Forma Combined
Revenues:
Contract and Grant Revenue	$14,625	$35,526			$50,151
Other Revenue	19	—			19
Total Revenues	14,644	35,526	—		50,170
Costs and expenses:
Research and Development	16,560	33,342			49,902
General and Administrative	13,882	1,107			14,989
Depreciation & Amortization	705	128	36	J	869
Total costs and expenses	31,147	34,577	36		65,760
Operating income (loss)	(16,503)	949	(36)		(15,590)
Other income (expense):
Interest Income	1,123		(710)	K	413
Gain on extinguishment of debt	887				887
Interest Expense	(2,123)				(2,123)
Change in market value of derivative instruments	3,029				3,029
Total other income (loss)	2,916	—	(710)		2,206
Income (loss) before taxes	(13,587)	949	(746)		(13,384)
Provision for taxes	—	(24)	—		(24)
Net income (loss)	(13,587)	925	(746)		(13,408)
Accretion of redeemable convertible preferred stock to redemptive value	(4,134)	—			(4,134)
Net income (loss) attributable to common stockholders	$(17,721)	$925	$(746)		$(17,542)
Weighted average shares outstanding	9,442,885				9,442,885
Net income (loss) per share	$(1.88)				$(1.86)

See accompanying notes to unaudited pro forma condensed combined financial statements.

NOTES TO UNAUDITED CONDENSED COMBINED
PRO FORMA FINANCIAL INFORMATION

Note 1 — Description of Transactions and Basis of Pro Forma Presentation

As previously disclosed, on March 20, 2008, PharmAthene, Inc. and certain of its affiliates (including a newly-formed UK subsidiary) (collectively, “PharmAthene” or the “Company”) entered into a Sale and Purchase Agreement (the “Purchase Agreement”) with Avecia Biologics Limited, Avecia Biologics, Inc., Avecia Biotechnology Inc. and Avecia Limited (collectively, “Avecia”) for the acquisition of substantially all of the assets related to Avecia’s biodefense vaccines business which includes a second generation recombinant protective antigen (rPA) anthrax vaccine, a recombinant dual antigen plague vaccine and a third generation rPA anthrax vaccine (the “Acquisition”).  The Purchase Agreement was amended effective April 2, 2008 as described below.

On April 2, 2008, the Company completed the Acquisition acquiring substantially all of the assets and assuming the liabilities, in each case, exclusively associated with Avecia’s biodefense vaccines business in accordance with the terms of the Purchase Agreement, as amended, including certain products, patents, trademarks, domain names and other intellectual property, license agreements, contracts, goodwill and other intangibles.

At closing, PharmAthene paid to Avecia the initial consideration of $10 million in cash (which is subject to a working capital adjustment) (the “Initial Consideration”) and provided a letter of credit in the amount of $7 million as security for the deferred consideration in such amount (the “Deferred Consideration”) which is payable upon the earlier to occur of (a) the completion of a financing transaction in which PharmAthene receives gross proceeds of not less than $15 million and (b) eighteen months following the consummation of the Acquisition.  Additional amounts may become payable to Avecia in connection with the Acquisition assuming that certain milestones are achieved (the “Milestone Consideration”) as follows:

•                  $3 million upon the entry by PharmAthene into a multi-year funded contract or series of contracts with the US Department of Defense (or other agency or representative or sub-contractor of the US government) or the Defence Science Technology Laboratory, an agency of the UK Ministry of Defence (or any other agency or representative or sub-contractor of the US or UK government) for the further development of Avecia’s pneumonic and bubonic plague (“rYP”) vaccine with a total committed aggregate value in excess of $30 million; and

•                  $10 million upon the entry by PharmAthene into a multi-year funded contract with the US Department of Defense (or other agency or representative or sub-contractor of the US government) for the further development of rYP vaccine as a result of (a) a Resources Allocation Decision of the Resource Allocation Review Board and the Resource Allocation Advisory Committee of the US Department of Defense or (b) some other similar substantial funding in excess of $150 million (including the value of any option elements within such contract); and

•                  $5 million upon the entry by PharmAthene into a multi-year funded development contract to be issued by the Biological Advanced Research and Development Authority (part of the US Department of Health and Human Services) under solicitation number RFP-BARDA-08-15 for the further development of Avecia’s anthrax (“rPA”) vaccine; and

•                  $5 million upon the entry by PharmAthene into a contract or contracts for the supply of rPA vaccine into the Strategic National Stockpile; and

•                  in an amount equal to 2.5% of net sales (as defined under the Purchase Agreement) of rPA vaccine made by PharmAthene to the US government within the period of ten years from the consummation of the Acquisition after the first 25 million doses; and

•                  in an amount equal to 1% of net sales (as defined under the Purchase Agreement) of third generation anthrax vaccine made by PharmAthene to the US government within the period of ten years from the consummation of the Acquisition.

The vaccines described above were originally developed by the Defence Science and Technology Laboratories (“DSTL”), an agency of the UK Ministry of Defence. As part of the Acquisition, Avecia assigned to PharmAthene certain licenses to the intellectual property for the practice of the vaccine programs from DSTL and, as part of the Acquisition, PharmAthene has entered into a long-term manufacturing agreement with Avecia for the manufacture of the vaccines.  In addition, PharmAthene also took assignment of three pending patent applications, two relating to a method for assaying antigens and one for vaccine composition.  Various trademarks and domain names were also acquired in the transaction.

Note 2 — Preliminary Merger Purchase Price and Allocation

The unaudited condensed combined pro forma financial statements reflect a preliminary allocation of the purchase price as if the Acquisition of Avecia Vaccines had been completed at January 1, 2007.  The final determination of the purchase price allocation will be based on the fair values of the assets and the fair value of the liabilities assumed at the effective date of the Acquisition. The final determination of purchase price allocation will be completed as soon as practical but no later than August 14, 2008. The final amounts allocated to assets and liabilities could differ significantly from the amounts presented in the unaudited condensed combined pro forma balance sheet and related notes.

The preliminary purchase price was determined as follows:

(amounts in 000’s)	Initial Fair Value
Preliminary purchase price per the Purchase Agreement, as amended (1)	$17,000
Other, including estimated acquisition costs	1,622
$18,622

(1) This preliminary purchase price is subject to certain potential adjustments due to the working capital adjustment mechanism in the Purchase Agreement and the change in estimated occurrence of milestones according to the Purchase Agrrement.

Based on PharmAthene’s preliminary valuation of the fair value of the assets acquired and the liabilities assumed, the preliminary purchase price is as follows:

(amounts in 000’s)	Initial Fair Value
Tangible Assets & Liabilities
Accounts receivable	$3,361
PPE	169
Accounts payable	(3,591)
Net assets acquired	(61)
Intangible assets	1,500
Goodwill - workforce	2,000
Acquired in process research and development	15,183
Total Purchase Price	$18,622

Note 3 — Pro Forma Adjustments

Balance sheet

A	Represents the cash paid to the seller of $10.0 million, the letter of credit and restricted cash of $18.3 million required as a result of the Acquisition.

B

Represents the $7.0 million letter of credit and $11.3 million of restricted cash required per the amended Loan Modification Agreement modifying the credit facility with Silicon Valley Bank and Oxford Financial.

C	Represents the elimination of Avecia Vaccines historic receivables of $1.4 million which were not acquired.

D	To record intangibles and goodwill acquired in the Acquisition.

E	Represents the elimination of Avecia Vaccines historic fixed assets of $1.4 million which were not acquired.

F	Represents the acquisition costs incurred by PharmAthene as a result of the Acquisition and the elimination of Avecia Vaccines liabilities that were not assumed.

G

Represents the liability for the consideration to be paid to the seller at the earlier of (a) the completion of a financing transaction in which PharmAthene receives gross proceeds of not less than $15 million or (b) eighteen months following the consummation of the transaction.

H

Represents the elimination of the historical equity of Avecia Vaccines of $2.7 million and the adjustment of $15.2 million of in-process research and development, a non recurring charge that will be recorded in the second quarter of 2008. Accordingly, this charge is not reflected as an adjustment in the accompanying unaudited condensed combined pro forma statement of income for the year ended December 31, 2007.

I	Represents the elimination of Avecia Vaccines historical deferred tax assets which were not acquired.

Income statement

J	Represents the amortization of acquired intangibles assuming an estimated life of 10 years and the reduction in depreciation expense relating to fixed assets not acquired.

K	Represents decrease in interest income relating to cash paid to the seller of $10.0 million as part of the purchase price.